BLUE DOLPHIN ENERGY COMPANY




PRESS RELEASE

FOR IMMEDIATE RELEASE
November 2, 2009

BLUE DOLPHIN ENERGY COMPANY REPORTS THIRD QUARTER RESULTS

Houston, November 2 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, today reported financial results for the three and nine month periods ended September 30, 2009.

Blue Dolphin announced a net loss of $321,386 for the three months ended September 30, 2009, compared to a net loss of $442,737 for the three months ended September 30, 2008. The improvement in net loss was the result of decreased pipeline operating costs and general and administrative expenses. Total revenue for the three months ended September 30, 2009 was $484,518 compared to total revenue for the three months ended September 30, 2008 of $681,279. The decline in total revenue was due to decreased throughput and lower commodity prices.

                                 Three Months Ended
                                    September 30,
                       --------------------------------------      Net Change
                              2009                 2008           2009 vs 2008
                       ------------------   -----------------  -----------------

Total revenue            $   484,518          $   681,279          $  (196,761)
Net loss                 $  (321,386)         $  (442,737)         $   121,351
Net loss per common share
Basic                    $     (0.03)         $     (0.04)         $      0.01
Diluted                  $     (0.03)         $     (0.04)         $      0.01


Blue Dolphin announced a net loss of $2,071,644 on total revenue of $1,613,934 for the nine months ended September 30, 2009, compared to a net loss of $1,143,590 on total revenue of $2,348,771 for the nine months ended September 30, 2008. The decline in net income was the result of decreased throughput and lower commodity prices, as well as a recognized impairment on our oil and gas properties of $203,110 in March due to the lower commodity prices.


                                  Nine Months Ended
                                    September 30,
                         ------------------------------------     Net Change
                              2009                 2008          2009 vs 2008
                         -----------------  -----------------  -----------------

Total revenue            $   1,613,934        $   2,348,771        $  (734,837)
Net loss                 $  (2,071,644)       $  (1,143,590)       $  (928,054)
Net loss per common share
Basic                    $       (0.18)       $       (0.10)       $     (0.08)
Diluted                  $       (0.18)       $       (0.10)       $     (0.08)


There are currently 11,826,967 shares of common stock issued and outstanding.



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Blue Dolphin  Energy Company is engaged in the gathering and  transportation  of natural gas and condensate and in the production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.

Contact:
Scott Howard
Treasurer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Blue Dolphin undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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